UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

UBIQUITEL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30761	23-3017909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One West Elm Street Suite 400 Conshohocken, PA 19428
(Address of Principal executive offices, including Zip Code)

(610) 832-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 28, 2006, UbiquiTel Inc. (“UbiquiTel” or the “Company”) sent the letter attached as Exhibit 99.1 hereto to Deephaven Capital Management LLC, which is incorporated herein by reference.

A stockholder meeting will be announced soon to obtain stockholder approval of the merger contemplated by the Agreement and Plan of Merger entered into by and among us, Sprint Nextel Corporation and Eagle Merger Sub Inc. UbiquiTel intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the merger. The proxy statement will be mailed to the stockholders of UbiquiTel. UbiquiTel’s stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the merger and UbiquiTel. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from UbiquiTel Inc., One West Elm Street, Suite 400, Conshohocken, PA 19428, Attn. Investor Relations. UbiquiTel and its officers and directors may be deemed to be participants in the solicitation of proxies from UbiquiTel’s stockholders with respect to the merger. Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of UbiquiTel and its respective executive officers and directors in the proposed merger by reading the proxy statement, which will be filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

99.1	Letter from UbiquiTel Inc. to Deephaven Capital Management LLC, dated April 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2006

UBIQUITEL INC.

/s/ Donald A. Harris
	By:	Donald A. Harris
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter from UbiquiTel Inc. to Deephaven Capital Management LLC, dated April 28, 2006.